Exhibit 10.2

NO. 04060003-2012(Yeban)Zi 0026

Real Property Loan Agreement
(2012 Version)

Note: This loan agreement (this “Agreement”) is entered into by and between the lender and the borrower (as defined below) based on equity and voluntariness pursuant to relative laws and regulations. All the provisions hereunder are the true expressions of the Parties’ (as defined below) intentions. To protect the legal rights and benefits of the Borrower, Lender hereby suggests that the Borrower could fully understand all terms concerning rights and obligations of the Parties, especially the part written in boldface.

Lender: Xingtai Yejing Branch of Industrial and Commercial Bank of China (the “Lender”)
Responsible Person: QI, Ruixia    Contact Person: DONG, Ying
Residence (Address): Yejing South Road No. 128, Xingtai City
Postcode: 054000
Tel: 2209100
Fax: 2209092
Email:

Borrower: Hebei Zhongding Real Estate Development Co., Ltd. (the “Borrower”)
Legal Representative: Guo, Jianfei    Contact Person: SHI, Lixia
Residence (Address): South-eastern Corner of Gangtiebei Road and Yongjun Street, Xingtai City
Postcode: 054000
Tel: 5908806
Fax:
Email:

[Collectively, the Parties]

Part I Basic Agreements

Article 1 the Type of the Loan

The Loan in this Agreement shall be categorized as (1)

(1) residential real estate development loan	(2) commercial real estate development loan

(3) land reserve loan	(4) urban shanty towns transformation loan

(5) other loans:____________

Article 2 Use of the Loan

The Loan hereunder shall be solely used for the construction purpose of the No.79 Courtyard Project (the “Project”). Without the written consent of the Lender, Borrower shall not be utilized for any other purposes. Lender has right to supervise the use of the Loan.

(1) Name of the Project: the first phase of No.79 Courtyard

(2) Address of the Project: No.74 Bayi Street, West Bridge Strict, Xingtai

(3) Approval of the Project:

  State-owned land use right No.: Xing Shi Guo Yong (2010) No.687
  Construction Land Planning Permits No.: Di Zi No. 130501201101002
  Construction Work Planning Permits No.: Jian Zi No. 130501201101057
  Construction Work Commencement Permits No.: 130501S110700001

Article 3 Amount and Term of the Loan

3.1	The amount of the Loan is RMB 188,000,000(the “Loan”);

3.2
The term of this Agreement is 36 months (the “Term”), which will start from actual withdrawal date, as set forth in the Loan Receipt (The first withdrawal date shall be deemed to be the actual withdrawal date if the Loan is withdrawn in installment.)

Article 4 Interest Rate and Interest

4.1	The interest rate of the Loan shall be applied to the method of (2):

(1) Fixed interest rate: the annual interest rate shall be__% and not changed in the Term;

(2) Floating interest rate: the float interest rate shall be calculated on the benchmark rate plus a floating rate. The benchmark rate is the benchmark lending rate determined by the People’s Bank of China on the actual withdrawal date of the Loan as described in Article 3.2, and the floating rate is +30%. The floating rate will maintain the same throughout the term of this Agreement.  Upon the first withdrawal of the Loan, the interest rate shall be subject to adjustment every 12 months.  From the second interest rate, the rate shall be determined by the benchmark rate, on the first day after 12 months from the last withdrawal, plus a floating rate.  If there is no benchmark rate on the first day after 12 months from the last withdrawal, the benchmark rate on the last day of on the last withdrawal period shall be used.  If during the 12 months, the Borrower withdraws the loan more than once, during this 12 months period, the interest rate for each withdrawal shall remain the same as set forth by the above.

4.2
The interest will be calculated from the date of actual withdrawal of the Loan on a monthly basis. Upon the expiration of the Term, the Borrower shall pay off the principals with interests.  Daily interest rate equals to annual interest divided by 360.

4.3
Late payment of interest equals to 30% in additional to the borrowing rate set forth above.  The penalty rate for misuse of the Loan for unauthorized purposes equals to 50% in additional to the borrowing rate set forth above.

4.4
Except for the interest, the Borrower shall pay commitment fee to the Lender. The amount of commitment fee is equal to 0.5‰/year on the basis of the difference between the amount of the Loan under Article 3 and the part of the Loan that the Borrower has withdrawn, and the commitment fee shall be paid at one time to the Lender as of the expiration date of Billing Cycle.

The Billing Cycle means the period between the execution date of this Agreement and the date of last installment of the Loan as required in Article 6 hereunder. In the event that the commitment fee is paid in installment, if the Borrower fails to pay the commitment fee on time, the Lender has the right to stop issuing the Loan, or has the right to cancel the part of or the entire amount which has not been withdrawn by the Borrower.

Article 5 Special Account for Fund Supervision

Borrower shall open a general deposit account for special use of project fund supervision in Lender’s bank (“Special Account”), the account number is: 0406000319300173335.

Article 6 Withdrawal

Borrower shall withdraw the Loan subject to its actual demand of proceeds, among which the first installment is required to be withdrawn prior to December 31, 2012 and the last installment is required to be withdrawn prior to July 25, 2013. Otherwise, the Lender has right to terminate all or part of the Loan.

Article 7 Repayment

7.1	Borrower shall repay the Loan to the Lender according to __(2)___:

(1) make the repayment in full amount when the Loan is due;

(2) make the repayment pursuant to agreed percentage of the Loan, details of which are as follows:

In the event that the sales rate achieves 50%, the loan to be repaid shall not be less than 50% of the full amount of the Loan;
Before the sales rate achieves 80%, all the amount of the Loan and interest shall be repaid.

7.2
In the event that the Borrower make the repayment in advance, Borrower shall pay the compensation to the Lender calculated with 1% multiplied the amount paid in advance, except as otherwise herein provided.

7.3
The Loan under this Agreement is used for development of houses which are for sale or for commerce, the Borrower shall repay the Loan in time subject to the project selling progress, and the Loan shall be repaid at the beginning when the project selling progress achieves 20%, and the Loan shall be repaid no less than 50% of the full amount when the sales rate (the proportion of  the sold area in total available area) achieves 50%, and before the sales rate achieves 80% (for the sales rate of commercial house development shall achieves 70%), all the amount of the Loan and interest shall be repaid (except otherwise agreed by the Lender).

Article 8 Securities

There is a separate security agreement entered into by the Parties for this Agreement and if the security is the maximum security, the maximum security agreement shall be executed as follows:

Name of the maximum security agreement: Maximum Security Agreement
[No.: 04060003-2012 Nian Ye Ban (Di) Zi No.0038]
Mortgagor: Hebei Zhongding Real Estate Development Co., Ltd.

Article 9 Dispute Settlement

Any dispute arising from this Agreement shall be settled through__(2)___:

(1)
the dispute shall be submitted to________, which will be arbitrated pursuant to the effective arbitration rules of such Committee. The arbitration place shall be_______. The award of such arbitration shall be final and binding for the Parties;

(2)	the dispute shall be filed to the People’s Court where the Lender is located.

Article 10 Miscellaneous

10.1	This Agreement shall be in four (4) copies. The Lender, the Borrower and the mortgage register department shall hold one copy respectively with the same legal effect.

10.2	The following Exhibits and other Exhibits as agreed by the Parties mutually shall be the integral parts of the Agreement and have the same legal effect with this Agreement:

Exhibit 1: Withdrawal Notice (standard form)
Exhibit 2: Entrusted Payment Agreement

Article 11 Other Matters agreed by the Parties

11.1	The Borrower secures the legal, adequate and effective mortgage.

11.2
(1) The development fund, down payment, pre-sale payment and other self-raised funds shall be supervised by the Lender in the project special account; (2) the project that under construction which meets the mortgage conditions shall be added for mortgage in time ; (3) no dividend shall be distributed before the Loan is paid off; the project funds shall be forbidden to be appropriated and spirited; in the event that the Borrower may have difficulties in repaying the Loan, the Borrower shall secure other financings for the repayment purpose on a timely basis; the Borrower shall guarantee that the Project shall be completed on time, and in the event that the Project cost exceed the budget, the Borrower shall raise necessary funds; (4) without the consent of the Lender, the Borrower shall not increase the finance, provide mortgage or make external investment; (5) relevant insurance of the Borrower under this Project and Loan shall be handled by the Lender, and the Lender shall be confirmed to be the first beneficiary in the formalities of insurance; (6) in the event that the sales rate achieves 50%, the loan to be repaid shall not be less than 50% of the full amount of the Loan, and before the sales rate achieves 80%, all the amount of the Loan and interest shall be repaid; (7) the Lender shall be the exclusive mortgage bank for the residential mortgage.

11.3	The Shareholder’s Meeting of the Borrower and their spouse make commitment as follows: they provide joint and several liability assurance by all of their personal properties for this project Loan.

11.4	The project funds shall be fully prepared and invested in the Project prior to the withdrawal of the Loan.

11.5
The Borrower opens project fund special account in the bank of the Lender, and comes into agreements with the Lender, including Account Supervision Agreement, Entrusted Payment Agreement and Fund Deposit Agreement.

11.6
The land use right certificate of project land records that the land use right is owned jointly by the Borrower and Huada Company, and Huada Company issues certificate in accordance with its articles of association for the mortgaged land use right approving the mortgage.

Section II Specific Terms and Conditions

Article 1 Interest Rate and Interest

1.1
In case the Loan under this Agreement adopts float interest rate, the adjustment rules concerning the interest rate shall be carried out according the original method as agreed in this Agreement if the Loan is overdue.

1.2
If the interest is settled on a monthly basis, the settlement date shall be the 20th day of each month; If the interest is settled on a quarterly basis, the settlement date shall be the 20th day of the last month of each quarter; If the interest is settled on a semi-annual basis, the settlement dates shall be June 20 and December 20 of each year.

1.3
The first interest period is from the first date of actual withdrawal of the Loan to the first interest settlement date; the last interest period is from the next day of the termination date of the previous interest period to final repayment date; other interest period is from the next day of the termination date of the previous interest period to the following interest settlement date.

1.4
In the event that the People’s Bank of China revise the calculation method of the interest rate, such rate shall be implemented per the revised calculation method and the Lender shall not otherwise inform of the Borrower concerning the revision.

1.5
The borrowing rate determined as of the date of this Agreement is lower a certain rate than the benchmark loan rate of the People’s Bank of China, and the Lender has the right to assess the preferential interest rate every year, and on the basis of the change of national policy, the Borrower’s credit condition and guarantee for loan, to determine to cancel part of or the entire preferential treatment and inform the Borrower in a timely manner.

Article 2 Release and Repayment of the Loan

2.1
Borrower shall satisfy the requirements of withdrawal as agreed in this Agreement in order to withdraw the Loan. Otherwise the Lender shall not be obligated to release any installment of the Loan, except as agreed by the Lender.

2.2	The requirement of the first withdrawal:

(1) the Project has been approved, authorized by the relevant competent departments or recorded in such competent departments;

(2) the Project funds and other required funds has been prepared in full amount subject to agreed time and proportion and been used in the Project construction prior to the release of the Loan;

(3) the Borrower has obtained the real estate development certificates as required by the development of the Project;

(4) the Borrower has obtained the State-owned Land Use Right Certificate, Construction Land Planning Permit, Construction Work Planning Permit and Construction Work Commencement Permit for the Project;

(5) the Borrower has provided corresponding securities as requested by the Lender and fulfilled relative securities procedures;

(6) the Borrower has submitted the Withdrawal Notice to the Lender pursuant to the provisions of the Agreement.

2.3	Prior to each withdrawal, the following conditions shall be satisfied besides the satisfaction of the requirements of the first withdrawal:

(1) the cost overrun has not occurred or such has been handled through financing by the Borrower;

(2) the Borrower has achieved the progress per the Project schedule, and the actual progress meets the arrangement of the invested funds;

(3) the Project has been supervised according to related stipulation;

(4) the Borrower has provided Written Schedule of the Loan Use and valid proof( including, but not limited to proof of the supervision company, payment notices of construction and supporting funds, construction contracts, purchase agreements, purchase invoice, payment documents, etc.). The proof materials of the Loan use meet the agreed requirements of the Loan;

(5) no breaching circumstance occurs under this Agreement and other agreements executed by and between the Lender and the Borrower.

2.4
The written documents provided by the Borrower to the Lender as of the withdrawal shall be original copies. Once the original once cannot be provided, the photocopies stamped by the Borrower can be furnished with the consent of the Lender.

2.5
The Borrower shall file the Withdrawal Notice to the Lender at least 5 bank working days in advance. In case such Notice is filed, the Notice shall not be revoked without the written consent of the Lender.

2.6
After the aforesaid requirements and conditions of the Loan withdrawal are satisfied or the Loan is released in advance per the consent of the Lender, the Lender shall remit the Loan to the designated bank account of the Borrower, which shall be deemed that the Lender has released the Loan according to the provisions of this Agreement.

2.7
In accordance with the relative supervising stipulations and the management requirements of the Lender, the Loan exceeding certain amount or satisfy certain conditions shall be employed the entrusted payment method, namely that the Lender shall transfer the Loan to designated parties, which shall meet the use of the Loan, per the withdrawal application and payment entrustment by the Borrower. For such purposes, the Borrower shall execute the Entrusted Payment Agreement as the Exhibit of this Agreement with the Lender, and open or designate a special account to make such payment.

Article 3 Repayment

3.1
The Borrower shall repay the due principles, interests and other payables in full amount on time as set forth in this Agreement. On the previous bank working date per each repayment date and interest settlement date, the Borrower shall deposit sufficient funds in the repayment account opened in the Lender to pay off the due principles, interests and other payables.  The Lender shall have right to collect the total due amount on the repayment date or the interest settlement date or require the Borrower to cooperate to handle related collection procedures. In the event that the balance in the above account is not sufficient to cover the total due amount, the Lender shall have right to decide the liquidation sequence.

3.2
In the event that the Borrower repay the loan in advance, the Borrower shall submit the written application 10 bank working days in advance to obtain the consent from the Lender, and the Borrower shall make the compensation to the Lender according to the provisions of this Agreement.

3.3	The Borrower shall pay off all due principles, interests and other payables on the date of repayment in advance if agreed to repay the loan by the Lender.

3.4	The interest rate shall not change under this Agreement in the event of repayment in advance resulting in the shortening of the actual Term.

3.5	The Loan is used for urban shantytowns transformation, and the Borrower shall repay the principles and interests at least twice a year.

Article 4 Guarantees and Collaterals

4.1	The Borrower shall provide legal collaterals approved by the Lender. A separate collateral agreement shall be signed.

4.2
If the collaterals are damaged, depreciated, involved with property rights disputes, sealed up or distrained, or the mortgagor deals with the collaterals without authorization, or the guarantor has adverse changes in financial position or any other changes that make the Lender at disadvantage position, the Borrower should notify the Lender in a timely manner, and provide other collateral for approval.

Article 5 Management of the Account

5.1	The fund supervised by the Special Account including:

(1)	Project capital fund which is fully funded but not invested into the construction of the Loan Project.

(2)	The rental income and self-supporting income from the Loan Project.

(3)	Personal mortgage loan, initial payment and other sale fund that from the Loan Project.

(4)	Other self-raised fund that used for the construction of the Loan Project.

5.2	The Borrower shall put the non-cash payments received as the sales income in the Special Account.

5.3
The Lender shall have right to supervise the Special Account, including, but not limited to, supervise each income and expense and the Borrower shall provide full assistance and coordination with such supervision.

5.4	The Lender shall have right to deduct the due principles, interests and other payables directly from the Special Account upon the receipt of the incomes from sales, transfer or leasing of the Project.

5.5
The Borrower shall fill out the Special Account Fund Use Application to withdraw the fund in Special Account, and if the withdrawn fund is used for construction of the Project, the fund use plan and project construction schedule shall be submitted as required by the Lender to explain the use and reason of the withdrawal.

Article 6 Representations and Warranties

The Borrower makes the representations and warranties as follows, which will remain valid during the Term of this Agreement:

6.1	the Project and the Loan meets the requirements of laws and regulations;

6.2	Qualified to be a borrower, to sign and perform this Agreement;

6.3
Authorized or approved to sign this Agreement. Signing and performance of this Agreement will not violate the Articles of Association of the company and relevant laws and regulations, and will not conflict with its obligations under any other agreements;

6.4	Any of other outstanding due has been paid off in a timely manner. No malicious payment of principles and interest in arrears is recorded;

6.5
Has sound organization and financial management system. No material non-compliance action regarding the business or operation was taken within one year. There is no material bad record of current management of the company;

6.6	All the documents and information provided to the Lender are true, accurate, complete and valid. There is no false record, material omission or misrepresentation;

6.7
The financial accounting reports provided to the Lender are drawn up in accordance with China Accounting Standards, and has truly, fairly, completely reflected the Borrower’s operations and indebtedness. Borrower’s financial condition did not change in any significant adverse since the deadline of the latest financial report;

6.8	Has not concealed any lawsuit, arbitration or claim event;

6.9	Has obtained approvals from relevant government authorities concerning the Project, and has obtained related approvals and construction permits;

6.10	The Loan Project has been approved by competent environmental authority and meets the national environmental policy.

Article 7 Borrower’s Commitment

7.1
The Borrower shall withdraw and use the Loan according to the time limit and use hereunder. The Loan shall not be used in securities market, future market, or for any other use restricted or prohibited by relevant laws and regulations.

7.2	The Borrower shall repay the Loan, interest and other expenses according to the provisions hereunder.

7.3
The Borrower shall accept and actively cooperate with the Lender for the inspection and supervision of the Loan by account analysis, receipt examination, on-site investigation and any other methods, and periodically report the use of loan funds in summary in accordance with the requirements of the Lender.

7.4
Accept the examination of credits conducted by the Lender and provide the Lender the required financial statements including the Balance Sheet, Income Statement and any other materials which reflect the Borrower’s solvency; Actively assist and cooperate with the Lender for the investigation, understanding and Supervision of the Borrower’s production, operation and financial conditions.

7.5
The Borrower shall actively assist and cooperate with the Lender in connection with the inspection of the project and security status, and the Borrower agrees that the Lender can review pre-sale contracts, invoices, receipts, lists of sale, financial statements, bank statements and relevant materials.

7.6
In the event that the loan hereunder is land reserve loan, the Borrower shall provide financial statements, the status of the purchase and reservation of land, the progress of the project, the transfer of land and other relevant materials as per the Lender’s request.

7.7	In the event that the loan hereunder is land reserve loan, the land revenue shall be prior to repay the loan hereunder.

7.8
In the event that the loan hereunder is shanty town reconstruction loan, the Borrower shall provide the demolition progress, the usage of loan, the financial statements of the Borrower and other relevant materials as per the Lender’s request, and the Borrower shall conduct relevant procedures for the land use right certificate, and the Borrower shall compete the guarantee procedures for the land use right in a timely manner as per the Lender’s request. Without the Lender’s consent, the Borrower shall not transfer the project under this loan or create any other security on this project.

7.9	No dividends before full repayment of the Loan.

7.10
The Borrower shall obtain the Lender’s prior written consent or make arrangements to the Lender’s satisfaction concerning the repayment of the loan before the Borrower’s merge and separation, decrease of registered capital, change of share structure, transfer of material assets or creditor’s right, material external investment, substantial increase of debt financing, and any other actions that will adversely impact the Lender’s interest.

7.11
Informs the Lender with the participation of related matters concerning the loan project, including review of the Estimates, Budgets and Accounts, project bidding, project completion and acceptance, etc, and provides final report of the project to the Lender after the completion of the project.

7.12	In the event any of the following circumstances is occurred, the Borrower shall notify the Lender in a timely manner:

(1) change of the article of association, business scope, registered capital, legal representative.

(2) recession, dismissal, liquidation, suspension, license being cancelled, being canceled, or bankruptcy.

(3) has been(or will) involved in material economic dispute, lawsuit, arbitration or assets sealed, detained or supervised by relevant departments according to the law.

(4) Current shareholder, director or management of the Borrower has involved in material lawsuit or economical dispute.

(5) other material changes in connection with the operations or matters.

7.13	The Borrower shall disclose complete and accurate affiliates relationship and related party transaction in a timely manner to the Lender.

7.14	The Borrower shall accept the Lender’s notice sent by mail or other ways in a timely manner.

7.15
The Borrower shall not dispose its assets by way of worsening its capability to repay the loan. The Borrower shall not provide guarantee by the assets which are formed by the loan hereunder to any third party without the Lender’s consent.

7.16
The Borrower shall bear all the expenses for signing and performance of this Agreement, and expenses for the Lender to collect the loan and interest hereunder, including but not limited to expenses of lawyer, appraisal, auction, etc.

7.17	The repayment of the loan is prior to the Borrower’s debt to its shareholder, and at least at the same sequence with the Borrower’s other debt to other creditors.

7.18
Enhances the management of environment and social rick, and agrees to accept the inspection of the Lender regarding this issue. The Borrower should provide reports of environment and social risks if required by the Lender.

Article 8 Lender’s Commitment

8.1	The Lender shall release the Loan to the Borrower according to this Agreement.

8.2	The Lender shall keep the Borrower’s non-public materials and information confidential, unless as required by laws or regulations or otherwise provisions hereunder.

Article 9 Breach of Agreement

9.1	In the event that any following circumstance occurs, the Borrower constitutes a breach of contract:

(1) the Borrower fails to repay the Loan and interest or other outstanding hereunder, or perform the other obligations, or comply with the representations, warrants or commitment hereunder;

(2) in the event that the guarantee hereunder has change which is not in favor of the Lender, but the Borrower fails to provide supplementary guarantee as approved by the Lender;

(3) the Borrower fails to repay any other debt due(including due announced in advance), or perform or comply with other obligations under other agreements, which has impacted or will impact the Borrower’s performance hereunder;

(4) any of the Borrower’s profitability, ability to repay the debt, operation ability, cash flow is lower than the agreed standard, or worsening, which has impacted or will impact the Borrower’s performance hereunder;

(5) any of the Borrower’s shareholding structure, operation, external investment has changed materially and adversely, which has impacted or will impact the Borrower’s performance hereunder;

(6) the Borrower or any of the Borrower’s has been involved or will involve in material economical dispute, litigation, arbitration, assets sealed-up, detained or enforced, investigation or punishment by judiciary or government, or disclosure of the Borrower’s breach of laws or regulations by media, which has impacted or will impact the Borrower’s performance hereunder;

(7) abnormal changes, missing, investigation or restriction of personal freedom by judicial organs according to the law of the Borrower’s main investors, key management personnel, which has impacted or will impact the Borrower’s performance hereunder;

(8) the Borrower gets the loan with related party by fake contract, takes the money or credit of the Lender by using transaction without actual trade, or avoids to repay the loan through related transaction intentionally;

(9) the Borrower has (or will) wound up, dismissed, liquidated, business suspension, been cancelled the business license, bankrupted;

(10) the Borrower has caused liability accident by violating any of the relevant laws and regulations, regulatory requirements, or industry standards on production safety, environmental protection, which has impacted or will impact the Borrower’s performance hereunder;

(11) the Borrower fails to get project capital in place as planned or in proportion, or fails to make up a deficiency within the specified time required by the Lender.

(12) the project construction does not complete on schedule, or the project construction and the operation environment or conditions have material adverse changes.

(13) the Borrower provides false materials, use the loan not in compliance with this Agreement or transfer from the designated account.

(14) the Borrower violates relevant regulations including but not limited to land reserve, speculation of land, selling at main chance, hoarding the supply of houses, arrears of land transfer fee.

(15) the completion rate of the project or the progress of the project does not match with the use of the loan, which might be suspected of misuse of loan.

(16) the Borrower intentionally conceals the sales progress of project or funds of other project, or does not put the money into designated account for management as provided in this Agreement.

(17) lack of sufficient funds for the projects, and cannot find any financial source.

(18) the Borrower participates in mortgage fraud to defraud loan from bank.

(19) the Borrower circumvents the consignment by using the method of “breaking up the whole number into parts”, which breaches this agreement.

(20) other events that may cause the negative effects on the Lender’s rights under this Agreement.

9.2	In the event the Borrower has breached the contract, the Lender has right to take one or more of the following actions:

(1) requiring the Borrower to correct its performance hereunder;

(2) stopping to release the loan or any other amount under this Agreement or other agreements between the Lender and the Borrower, partially or entirely cancel the Loan balance not withdrawn by the Borrower and other related amounts.

(3) declaring that the undue outstanding loan or any other amount under other agreements is due, and immediately withdraw the outstanding amounts.

(4) requiring the Borrower to compensate the Lender’s damages and losses due to its breach;

(5) any other actions provided by this Agreement, laws or regulations or deemed as necessary by the Lender.

9.3
In the event that the Borrower has not fully repay the loan due(including the declared immediate due), the Borrower shall pay a penalty according the provision hereunder to the Lender from the overdue date on. In the event that the Borrower has not fully pay the interest due, the Borrower shall pay a penalty with compound interest rate.

9.4
In the event that the Borrower has used the loan for purpose other than that provided hereunder, the Borrower shall pay a penalty interest with penalty interest rate from the date when the Borrower used the loan for purpose other as provided hereunder. If the Borrower has not fully pay the interest during the period when the Borrower used the loan for purpose other as provided hereunder, the Borrower shall pay a penalty with compound interest rate.

9.5	If the Borrower has breached the provisions in Article 9.3 and Article 9.4, the penalty interest rate shall be the higher one, but not the combined.

9.6
In the event that the Borrower has not fully repay the loan due, pay the interest due, pay the penalty and compound interest, or any other outstanding, the Lender shall have right to disclose it to the media.

9.7
In the event that the Borrower and its affiliates have changed their controlling relationship, or the Borrower’s affiliates have involved in any circumstances provided in Article 9.1 (except for item 1 and 2), which has impacted or will impact the Borrower’s performance hereunder, the Lender shall have right to take any action provided hereunder.

Article 10 Collection

10.1
In the event that the Borrower has not fully repaid the loan due(including the declared immediate due), the Lender shall have right to collect the same amount from all Borrower’s domestic or foreign currency bank accounts in Lender or any other branches in ICBC until the entire loan due has been paid off.

10.2
If the currency of the collected money is different from the currency of the loan hereunder, the exchange rate shall be applied to the exchange rate circulated by the Lender. The interest, other expenses and exchange rate difference incurred from the date of collection to settlement date (the day when the Lender exchanges the collected amounts into the currency hereunder in accordance with the foreign exchange management policy) shall be borne by the Borrower.

10.3	If the money collected by the Lender is not enough to pay off the loan due, the Lender shall have right to determine the repayment sequence.

Article 11 Transfer of Right and Obligation

11.1
The Lender shall have right to transfer all its rights and obligations to any third party without consent of the Borrower. The Borrower shall not transfer any of its rights or obligations to any third party without the Lender’s written consent.

11.2
The Borrower agrees that the Lender or ICBC may authorize or entrust other branch to perform the rights and obligations hereunder, or manage the loan hereunder, as the operation and management needed. The authorized branch shall have rights to perform this Agreement and file law suit, arbitration or enforcement in the name of itself for any dispute hereunder.

Article 12 Validity, Modification and Termination

12.1	This Agreement shall take effect upon execution, and shall be terminated until the Borrower has completed all obligations hereunder.

12.2
Any change of this Agreement shall be made in written based on mutual consultation. Any change will be part of this Agreement with the same validity. The provisions other than the change shall continue be effective, and the original provisions before the change takes effect shall be effective.

12.3
The change or termination of this Agreement shall not impact the Parties’ rights to claim for damages and losses hereunder. The termination of this Agreement shall not impact the validity of the provisions on dispute settlement.

Article 13 Governing Law and Dispute Settlement

This Agreement shall be governed and construed by laws of PRC. Any dispute hereunder shall be settled by consultation. If the consultation fails, the dispute shall be settled according to the provisions hereunder.

Article 14 Entire Agreement

Part I and Part II of this Agreement shall constitute the entire agreement, and the terminology therein shall have the same meaning. The Borrower shall be borne by the entire agreement.

Article 15 Notice

15.1
Any notice hereunder shall be sent in written. The Parties’ address hereunder shall be the mail and contact address for the notice, if there is no other provision. If any Party’s address has been changed, the Party shall notice the other Party in written.

15.2
In the event that any Party refuses to accept the mail of the notice or the notice cannot be delivered for any other reason, the other Party shall have right to notice the Party through notarization or public announcement.

Article 16 Miscellaneous

16.1	The Lender’s non-performance of any rights hereunder shall not be deemed as waive or change of the rights, or impact its future performance of the said rights.

16.2	If any of provisions hereunder is deemed as invalid or unenforceable, validity of the other provisions or the entire agreement shall not be impacted.

16.3
The Lender shall have right to provide the Borrower’s information to credit information system of Central Bank of China as required by laws or rules of financial regulators, which will be inquired and used by qualified institutions and individuals. The Lender shall have right to inquire the Borrower’s information from the credit information system on purpose of this Agreement.

16.4
The definition of “affiliates”, “affiliates relationship”, “related transaction”, “main individual investor”, “key management” are the same with that in “Accounting Standards 36 – Related Party Disclosure” (Cai Kuai [2006] No.3) and amendments, circulated by the Ministry of Finance.

16.5
Environmental and social risks under this Agreement shall mean the potential risks to the environment and society, which arising from the construction, production and operation by the borrower and/or its material affiliates. These risks including environmental and social issues related to energy dissipation, pollution, land, health, safety, relocation of residents, protection of ecosystem, climatic variation, etc.

16.6
Any receipts and documents under this Agreement produced according to the Lender’s operation rules shall constitute the proof of the debtor-creditor relationship between the Lender and the Borrower, which bind the Borrower.

16.7
In this Agreement, (1) anywhere “this Agreement” is mentioned, any amendment shall be included; (2) the headlines hereunder are just for reference, not explanations of the provisions, which shall not restrict the content and scope of the provisions thereunder; (3) if the Withdrawal Date and the Repayment Date fail to the non-banking business day, the date shall be defer to the next banking business day.

The Parties hereby confirm: the Parties have full consultation for all provisions hereunder. The Lender has reminded the Borrower to pay full attention to and accurately understand all provisions regarding the Parties’ rights and obligations, and explained all relevant provision as required by the Borrower. The Borrower has fully read and understood all provisions (including the Part I “Basic Agreement” and Party II “Specific Terms and Conditions”). The Parties have unanimous understandings to the content of this Agreement.

The Lender (Stamp): Xingtai Yejin Branch of Industrial and Commercial Bank of China,

By:	/s/ QI, RUIXIA
QI, RUIXIA
Authorized Signatory

The Borrower (Stamp): Hebei Zhongding Real Estate Development Co., Ltd.

By:	GUO, Jianfei
Guo, Jianfei
Authorized Signatory

Signing Date: September 17, 2012